ARTICLES OF INCORPORATION

                                    OF
                        FRONTEER DIRECTORY COMPANY, INC.


         The undersigned, a natural person of the age of eighteen years or more, acting as Incorporator of this Corporation under the laws of Colorado, adopts the following Articles of Incorporation for this Corporation.

                                    ARTICLE I
                               NAME OF CORPORATION

         The name of the Corporation is Fronteer Directory Company, Inc.

                                   ARTICLE II
                                  INCORPORATOR

         The name and address of the Incorporator is Thomas Boyle, 1520 Denver Club Building, 518 17th Street, Denver, Colorado 80202.

                                   ARTICLE III
                           REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation is 1520 Denver Club Building, 518 17th Street, Denver, Colorado 80202. The name of its registered agent at such address is Thomas Boyle.

                                   ARTICLE IV
                                    DIRECTORS

         Section 4.1. The number of directors shall be fixed in accordance with the Bylaws. So long as the number of directors shall be less than three, no shares of this Corporation may be issued to and held of record by more shareholders than there are directors. Any shares issued in violation of this Article shall be null and void.

         Section 4.2. The number of directors constituting the initial Board of Directors is four and the names and addresses of the directors to serve until the first annual meeting of shareholders or until their successors are elected and qualified are:

              Name                                Address

              Dennis Olson                        515 East Main
                                                  Bismarck, North Dakota 58501

              Marlow Lindblom                     515 East Main
                                                  Bismarck, North Dakota 58501
                                        2

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              Name                                Address

              James Greff                         515 East Main
                                                  Bismarck, North Dakota 58501

              Roland Haux                         515 East Main
                                                  Bismarck, North Dakota 58501


         Section 4.3. The liability of a director of the Corporation to the Corporation shall be eliminated to the fullest extent permitted under applicable Colorado law, as well as by any statutory amendments that expand the elimination or limitation of such liability. Any repeal or modification of this section under Article IV by stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                    ARTICLE V
                             DURATION OF CORPORATION

         The Corporation shall exist perpetually unless dissolved according to law.

                                   ARTICLE VI
                               PURPOSES AND POWERS

     Section 6.1. Purposes. The purpose of the Corporation shall be to transact all lawful business or businesses for which corporations may be incorporated pursuant to applicable state law.

     Section 6.2. Powers. In addition to the powers specifically provided by state law, the Corporation shall have and may exercise all powers necessary or convenient to effect its purpose.

                                   ARTICLE VII
                                     CAPITAL

         Section 7.1. The aggregate number of shares which the Corporation shall have the authority to issue is 125,000,000 shares, of which 25,000,000 shares shall be Preferred Stock and shall be issued at a par value of $.10 per share, and 100,000,000 shares shall be Common Stock which shall be issued at $.01 par value per share. No share shall be issued until it has been paid for, and it shall thereafter be nonassessable.

         Section 7.2. The Board of Directors of the Corporation shall be the authority to divide the Preferred Stock into series and, within the limitations provided by statute, to fix by resolution the voting powers, designation, preferences, and relative participating, optional or other special rights, and the qualifications, limitations or restrictions of the shares of any series so established.

         Section 7.3. Each outstanding share of Common Stock shall be entitled to one vote and each fractional share of Common Stock shall be entitled to a corresponding fractional vote on each matter submitted to a vote of shareholders. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Except as otherwise provided by the Articles of Incorporation or the Colorado Corporation Code, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. When, with respect to any action to be taken by shareholders of this Corporation, the laws of Colorado require the vote or concurrence of the holders of two-thirds of the outstanding shares of the shares entitled to vote thereon, or of any class or series, such action may be taken by the vote or concurrence of a majority of such shares or class or series thereof.

                                  ARTICLE VIII
                                     VOTING

         No cumulative voting in the election of directors shall be allowed.

                                   ARTICLE IX
                               PRE-EMPTIVE RIGHTS

         The shareholders shall have no pre-emptive or preferential rights to acquire any unissued or treasury shares of stock of the Corporation, securities convertible into shares, or securities carrying stock purchase options or warrants to acquire any unissued or treasury shares of stock of the Corporation.

                                    ARTICLE X
                           SHARE TRANSFER RESTRICTIONS

         The Corporation shall have the right to impose restrictions upon the transfer of any of its authorized shares or any interest therein. The Board of Directors is hereby authorized on behalf of the Corporation to exercise the Corporation's right to so impose such restrictions by agreement or otherwise.

                                   ARTICLE XI
               TRANSACTIONS WITH INTERESTED OFFICERS AND DIRECTORS

         In the absence of fraud, no contract or other transaction between this Corporation and one or more of its directors, officers or any other corporation, partnership, association or entity in which any director or officer of the Corporation is financially or otherwise interested or is a director, member or officer of such other corporation, partnership, association, or entity, shall be affected or invalidated because of such relationship or interest, provided that the existence and nature of any such interest of such director or officer shall be disclosed or shall have been known to the directors present at any meeting of the Board at which action on any such contract or transaction shall have been taken, and provided further that the fact of such relationship is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify the contract or transaction by vote or written consent, and the contract or transaction is fair and reasonable to the Corporation. Any interested director may be counted in determining the existence of the quorum and may vote at any meeting of the Board for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested or were not a director, member or officer of such other corporation, firm, association or partnership.

                                   ARTICLE XII
                          INDEMNIFICATION OF DIRECTORS,

                   OFFICERS, EMPLOYEES, FIDUCIARIES AND AGENTS

         Pursuant  to  applicable  state law,  including,  but not  limited  to,
Section 7- 3-101.5 of the Colorado Corporation Code, each director, officer, employee, fiduciary or agent of the Corporation (and his heirs, executors and administrators) shall be indemnified by the Corporation against expenses reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding in which he may be involved or to which he may be made a party by reason of his being or having been a director, officer, employee, fiduciary or agent of the Corporation, or at its request of any other corporation of which it is a shareholder or creditor and from which he is not entitled to be indemnified (whether or not he continues to be a director, officer, employee, fiduciary or agent at the time of imposing or incurring such expenses), except in respect of matters as to which he shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct. Subject to applicable state law, in the event of a settlement of any such action, suit or proceeding, indemnification shall be provided only in connection with such matters covered by the settlement as to which the Corporation is advised by counsel that the person to be indemnified did not commit a breach of duty. The foregoing right of indemnification shall not be exclusive of other rights to which he may be entitled under applicable state law.

         Dated at Denver, Colorado this 13th day of September, 1988.


                                               /s/ Thomas Boyle
                                               -------------------------------
                                               Thomas Boyle, Incorporator


STATE OF COLORADO              )
                               ) ss.
CITY AND COUNTY OF DENVER      )

         I, Erminia M. Palm, Notary Public hereby certify that on the 13th day of September, 1988, personally appeared before me Thomas Boyle who being by me first duly sworn, declared that he is the person who signed the foregoing document as Incorporator, and that the statement therein contained are true.

         IN WITNESS WHEREOF, I have hereunto set my hand and seal this 13th day of September, 1988.


         My commission expires March 24, 1992.


                                                /s/ Erminia M. Palm
( S E A L)                                      ------------------------------
                                                Notary Public
                                        3

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